                                                                    Exhibit 99.1








                            REVOLVING LOAN AGREEMENT



                                 BY AND BETWEEN

                         SCIENTIFIC LEARNING CORPORATION

                                (THE "BORROWER")

                                       AND

                               FLEET NATIONAL BANK

                                  (THE "BANK")

                                   DATED AS OF

                                  MARCH 9, 2001

                                TABLE OF CONTENTS


SECTION  1.  DEFINITIONS:....................................................1
SECTION  2.  REVOLVING CREDIT FACILITY.......................................5
SECTION  3.  INTEREST; LATE FEE..............................................7
SECTION  4.  CONVERSION OPTIONS..............................................7
SECTION  5.  INABILITY TO DETERMINE LIBOR RATE...............................8
SECTION  6.  INDEMNITY.......................................................8
SECTION  7.  ILLEGALITY......................................................9
SECTION  8.  ADDITIONAL COSTS, ETC...........................................10
SECTION  9.  CHANGES IN CIRCUMSTANCES........................................11
SECTION 10.  FEES AND PAYMENTS...............................................11
SECTION 11.  REPRESENTATIONS AND WARRANTIES..................................12
SECTION 12.  CONDITIONS PRECEDENT............................................13
SECTION 13.  COVENANTS.......................................................14
SECTION 15.  SETOFF..........................................................17
SECTION 16.  MISCELLANEOUS...................................................17
SECTION 17.  JURY WAIVER.....................................................18
SECTION 18.  PREJUDGMENT REMEDY WAIVER.......................................19
SECTION 19.  ASSIGNMENT; PARTICIPATION.......................................19
SECTION 20.  CONFIDENTIALITY.................................................20
SECTION 21.  USURY...........................................................21

                            REVOLVING LOAN AGREEMENT

      This REVOLVING LOAN AGREEMENT (this "LOAN AGREEMENT") is made as of March 9, 2001, by and between SCIENTIFIC LEARNING CORPORATION, a Delaware corporation (the "BORROWER"), having its principal place of business at 1995 University Avenue, Suite 400, Berkeley, California 94704 and, FLEET NATIONAL BANK (the "BANK"), a national banking association with an office at 157 Church Street, New Haven, Connecticut 06510.

      SECTION 1.  DEFINITIONS:  Certain capitalized terms are defined below:

      AFFILIATE: Any Person that would be considered to be an affiliate of Warburg Pincus under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission as in effect on the Closing Date, if Warburg Pincus were issuing securities.

      BASE RATE: The variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charted to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

      BASE RATE LOANS: Loans bearing interest calculated by reference to the Base Rate.

      BUSINESS DAY: Any day on which banks in New Haven, Connecticut are open for business generally.

      CHARTER DOCUMENTS: With respect to any Person, the certificate or articles of incorporation or organization and the by-laws of such Person, or other constitutive documents of such entity.

      CHASE LETTER OF CREDIT: That certain letter of credit issued on or before the Closing Date by Chase Manhattan Bank USA, N.A. for the account of the Guarantor and for the benefit of the Bank in the amount of $15,000,000.00 and in form and substance satisfactory to the Bank.

      CLOSING DATE:  March 9, 2001.

      COMMITMENT: The obligation of the Bank to make Loans to the Borrower up to an aggregate outstanding principal amount not to exceed $15,000,000, as such amount may be reduced from time to time or terminated pursuant hereto.

      CONSENT: In respect of any Person, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

      CONVERSION REQUEST: A notice given to the Bank by the Borrower after Borrower's election to convert or to continue a Loan in accordance with SECTION 4 hereof.

      COST OF FUNDS: The per annum rate of interest which Bank is required to pay, or is offering to pay, for wholesale liabilities of like tenor, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by Bank.

      DEFAULT: An event or act which, with the giving of notice and/or the lapse of time, would become an Event of Default.

      DISTRIBUTION: The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower or any other distribution on or in respect of any shares of any class of capital stock of the Borrower, other than dividends and distributions payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such.

      DOLLARS or $: Dollars in lawful currency of the United States of America.

      DRAWDOWN DATE: In respect of any Loan, the date on which such Loan is made to the Borrower.

      ENVIRONMENTAL LAWS: All laws pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

      EVENT OF DEFAULT: Any of the events listed in SECTION 14 hereof.

      FINANCIALS: With respect to any Person for any period, the balance sheet of such Person as at the end of such period, and the related statement of income and expense and statement of cash flow of such Person for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

      GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor generally, as in effect from time to time.

      GUARANTY: The Guaranty of even date herewith from the Guarantor to the Bank, as amended from time to time.

      GUARANTOR: WPV, Inc., a Delaware corporation, with its principal place of business at 466 Lexington Avenue, New York, New York 10017.

      INDEBTEDNESS: With respect to any Person, all obligations of such Person, contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (a) all debt obligations, (b) all liabilities secured by Liens, (c) all guarantees and (d) all liabilities in respect of bankers' acceptances or Letters of Credit.

      INTEREST PERIOD: With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a request for a Loan (i) for any Base Rate Loan, the last day of the calendar quarter; (ii) for any LIBOR Rate Loan, 1, 2 or 3 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

            (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

            (C) if the Borrower shall fail to give notice as provided in SECTION 4, the Borrower shall be deemed to have requested a conversion of the affected

      LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

            (D) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

            (E) any Interest Period relating to any LIBOR Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

      LIENS: Any encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any Person.

      LIBOR BUSINESS DAY: Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in the London interbank market.

      LIBOR LENDING OFFICE: Initially, the office of the Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

      LIBOR RATE: For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to the rate determined by the Bank at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period.

      LIBOR RATE LOANS: Loans bearing interest calculated by reference to the LIBOR Rate.

      LOANS: Any loan made or to be made to the Borrower pursuant to SECTION 2 hereof, including, without limitation, any Base Rate Loans or LIBOR Loans.

      LOAN DOCUMENTS: This Loan Agreement, the Note, the Guaranty and any other documents, instruments or agreements executed and/or delivered in connection with this Loan Agreement, in each case as from time to time amended or supplemented.

      MATERIALLY ADVERSE EFFECT: Any materially adverse effect on the financial condition or business operations of the Borrower or its Subsidiaries or material impairment of the ability of the Borrower or any of its Subsidiaries to perform its obligations hereunder or under any of the other Loan Documents, PROVIDED, that under no circumstances shall operating losses of the Borrower and its

Subsidiaries incurred in the ordinary course of business (and which have been projected by the Borrower prior to the date hereof) constitute a Materially Adverse Effect hereunder.

      MATURITY DATE:  October 11, 2002.

      NOTE:  See SECTION 2(a).

      OBLIGATIONS: All indebtedness, obligations and liabilities of the Borrower to the Bank, existing on the date of this Loan Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Loan Agreement or any other Loan Document or in respect of any of the Loans, the Note or other instruments at any time evidencing any thereof.

      PERSON: Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, any government or any governmental agency or political subdivision thereof.

      REQUIREMENT OF LAW: With respect to any Person, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such Person or affecting any of its property.

      SUBSIDIARY: Any Person with respect to which the Borrower at any time owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding shares of stock or other equity securities or interests having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

      TYPE: As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

      WARBURG PINCUS: Warburg, Pincus Ventures, L.P., a Delaware limited partnership, a significant shareholder of the Borrower.

      SECTION 2.  REVOLVING CREDIT FACILITY.

            (a) Upon the terms and subject to the conditions of this Loan Agreement, the Bank agrees to make Loans to the Borrower that the Borrower may request from the date hereof until but not including the Maturity Date; PROVIDED that the sum of the outstanding principal amount of all Loans (after giving effect to all amounts requested) shall not exceed the Commitment. Loans shall be in the minimum aggregate amount of $100,000 or an integral multiple thereof. With respect to any Base Rate

      Loan, the Borrower shall notify the Bank in writing or telephonically not later than 2:00 p.m. New Haven time on the proposed Drawdown Date of such Base Rate Loan being requested, of the Drawdown Date (which must be a Business Day) and the principal amount of such Base Rate Loan. With respect to any LIBOR Rate Loan, the Borrower shall notify the Bank in writing, no less than three (3) LIBOR Business Days prior to the proposed Drawdown Date of such LIBOR Rate Loan being requested, of the Drawdown Date (which must be a LIBOR Business Day), the principal amount of such LIBOR Rate Loan and the Interest Period for such LIBOR Rate Loan. Subject to the foregoing, so long as the Commitment is then in effect and the conditions set forth in SECTION 12(a) through SECTION 12(e) hereof have been met as of the Closing Date; and as set forth in Section 12(a) through 12(d) hereof have been met for each Drawdown Date thereafter, the Bank shall advance the amount requested to the Borrower's bank account designated by the Borrower to the Bank in immediately available funds not later than the close of business on such Drawdown Date. The obligation of the Borrower to repay to the Bank the principal of the Loans and interest accrued thereon shall be evidenced by a promissory note, in the stated principal amount of $15,000,000, executed and delivered by the Borrower and payable to the order of the Bank, and in substantially the form attached hereto as EXHIBIT A (the "NOTE").

            (b) Subject to the terms of SECTION 6 hereof and the terms of any written cash management agreements between the Bank and the Borrower, the Borrower may elect to prepay the outstanding principal of all or any part of any Loan, without premium or penalty, in a minimum amount of $100,000 or an integral multiple thereof, upon written notice to the Bank given by 2:00 p.m. New Haven time on the proposed date of such prepayment, of the amount to be prepaid and the date of such prepayment. The Borrower shall be entitled to reborrow before the Maturity Date such amounts, upon the terms and subject to the conditions of this Loan Agreement.

            (c) If at any time the outstanding principal amount of the Loans shall exceed the Commitment, the Borrower shall, immediately upon the Borrower's receipt of written notice of such excess, pay the amount of such excess to the Bank for application to the Loans. The Borrower may elect to reduce or terminate the Commitment by a minimum principal amount of $100,000 or an integral multiple thereof, upon written notice to the Bank given by 2:00 p.m. New Haven time on the proposed date of such reduction or termination. The Borrower shall not be entitled to reinstate all or any portion of the Commitment following such reduction or termination.

      SECTION 3.  INTEREST; LATE FEE.

            (a) So long as no Event of Default is continuing, the Borrower shall pay interest on the Loans outstanding as follows:

                  (i) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of the Base Rate.

                  (ii) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of one percent (1.00%) per annum above the LIBOR Rate determined for such Interest Period.

                  (iii) Interest on Loans shall be payable in arrears on the last day of the Interest Period with respect to such Loan. While an Event of Default is continuing (whether or not the Bank has accelerated payment), or after maturity or after judgment has been rendered on this Loan Agreement and the other Loan Documents, amounts payable with respect to any Loans shall bear interest (compounded monthly and payable on demand in respect to overdue amounts) at a rate which is four (4) percentage points per annum greater than that which would otherwise be applicable.

            (b) If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, Borrower shall pay to Bank a late fee equal to five percent (5%) of the required payment.

      SECTION 4.  CONVERSION OPTIONS.

            (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type, PROVIDED that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Bank at least one (1) Business Day's prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Bank at least three (3) LIBOR Business Days' prior written notice of such election; (iii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (iv) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein,

      PROVIDED that any partial conversion shall be in an aggregate principal amount of $100,000 or an integral multiple thereof. Each Conversion Request relating to the conversion of a Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

            (b) Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in
      SECTION 4(a); PROVIDED that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Bank active upon the Borrower's account have actual knowledge.

            (c) Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $250,000 or an integral multiple of $50,000 in excess thereof.

      SECTION 5. INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Bank shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Bank shall promptly give telephonic notice (promptly confirmed in writing) of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) upon receipt of notice, the Borrower may revoke any pending request for any Loan or Conversion Request with respect to LIBOR Rate Loans, (b) if the Borrower does not revoke such request or Conversion Request, the Bank shall make, convert or continue Loans, as proposed by the Borrower, in the amount specified in the request or the Conversion Request submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans, (c) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (d) the obligations of the Bank to make LIBOR Rate Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify the Borrower.

      SECTION 6. INDEMNITY. The Borrower agrees to indemnify Bank and to hold Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Loan or a Conversion Request relating thereto in accordance with SECTION 4 (other than as a result of the operation of SECTION 5 or SECTION 7 hereof) or (c) the making of any conversion of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain any such Loans. In addition, if, at any time, (x) the interest rate on any Loan is accruing at the LIBOR Rate, and (y) Bank in its sole discretion should determine that current market conditions can accommodate a prepayment request, Borrower shall have the right, at any time and from time to time, upon at least ten (10) Business Days prior written notice to Bank, to prepay such LIBOR Rate Loans in whole (but not in part), and Borrower shall pay to Bank a yield maintenance fee in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen pursuant to the Fixed Rate Election (as hereinafter defined) as to which the prepayment is made, shall be subtracted from the Cost of Funds (as hereinafter defined) component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated using the above-referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to Bank upon prepayment of such LIBOR Rate Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by Borrower pursuant to SECTION 2 hereof to request a LIBOR Rate Loan. If by reason of an Event of Default, Bank elects to declare the Loans to be immediately due and payable, then any yield maintenance fee with respect to the loan shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

      SECTION 7. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Bank to make or maintain LIBOR Rate Loans, the Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of the Bank to make LIBOR Rate Loans or convert Loans of another Type to LIBOR

Rate Loans shall forthwith be suspended and (b) the Bank's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Bank upon demand, any additional amounts necessary to compensate the Bank for any costs incurred by the Bank in making any conversion in accordance with this SECTION 7, including any interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Loans hereunder.

      SECTION 8. ADDITIONAL COSTS, ETC. If after the Closing Date any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Loan Agreement, the other Loan Documents, the Commitment or the Loans (other than taxes based upon or measured by the income or profits of the Bank), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Bank of the principal of or the interest on any Loans or any other amounts payable to the Bank under this Loan Agreement or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Loan Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of the Bank, or

            (d) impose on the Bank any other conditions or requirements with respect to this Loan Agreement, the other Loan Documents, the Loans, the Commitment, or any class of loans or commitments of which any of the Loans or the Commitment forms a part, and the result of any event described in clause (a), (b), (c) or (d) is

                  (i) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or the Commitment, or

                  (ii) to reduce the amount of principal, interest or other
            amount payable to the Bank hereunder on account of the Commitment or any of the Loans, or

                  (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum.

      SECTION 9. CHANGES IN CIRCUMSTANCES. If after the Closing Date any change in banking law or regulation or the administration thereof (whether or not having the force of law) affects the amount of capital required or expected to be maintained by the Bank or any entity controlling it, and such amount is increased by reason of the Commitment or the Loans, the Bank may notify the Borrower thereof. The Borrower and the Bank shall negotiate an adjustment payable to the Bank to compensate for such increase. If no agreement is reached within thirty (30) days, the Bank may increase the fees payable hereunder by the amount determined by the Bank to be necessary to provide such compensation.

      SECTION 10.  FEES AND PAYMENTS.

            (a) On or prior to the Closing Date, the Borrower shall pay to the Bank a one-time fee in the amount of $75,000.

            (b) The Borrower shall pay to the Bank a commitment fee calculated at the rate of one-quarter of one percent (1/4%) per annum of the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Commitment exceeds the aggregate amount outstanding under the Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the Commitment shall terminate.

            (c) All payments to be made by the Borrower hereunder or under any of the other Loan Documents shall be made in U.S. dollars in immediately available funds at the Bank's office at 157 Church Street, New Haven, Connecticut 06510 or such other place as Bank may from time to time specify in writing, without set-off or counterclaim and without any withholding or deduction whatsoever. The Bank shall be entitled (but shall not be obligated) to charge any account of the Borrower with the Bank for any sum due and payable by the Borrower to the Bank, hereunder or under any of the other Loan Documents. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately preceding Business Day. All computations of interest or of the closing or commitment fees payable hereunder shall be made by the Bank on the basis of a 360-day year and the actual number of days elapsed. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after a Default or Event of Default, payments will be applied to the obligations of Borrower to Bank as Bank determines in its sole discretion.

      SECTION 11. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank on the date hereof, on the date of any request for any Loan, and on each Drawdown Date that: (a) the Borrower and each of its Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where it is doing business, except where the failure to so qualify does not have a Materially Adverse Effect on the Borrower or any of its Subsidiaries, and the execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each is a party (i) are within their respective corporate authority, (ii) have been duly authorized, (iii) do not conflict with or contravene their respective Charter Documents; (b) upon execution and delivery thereof, each Loan Document shall constitute the legal, valid and binding obligation of the Borrower and each Subsidiary, enforceable in accordance with its terms except as enforceability is limited by laws regarding bankruptcy or insolvency or generally the enforcement of creditors' rights and by general principles of equity; (c) the Borrower and each Subsidiary have good and marketable title to (or, to the best knowledge of the Borrower after reasonable inquiry, valid licenses of) all of their respective material properties, subject only to Liens permitted hereunder, and possess (or to the best knowledge of the Borrower after reasonable inquiry, have valid licenses for) all assets, including intellectual properties, franchises and Consents, adequate for the conduct of their respective businesses as now conducted, without any conflict with any rights of others; (d) the Borrower has provided to the Bank its audited Financials as at December 31, 1999 and its Financials as at December 31, 2000 (which have been prepared in accordance with GAAP but may not include all footnotes required by GAAP), and such Financials are complete and correct, to the extent described herein, and fairly present the position of the Borrower and its Subsidiaries as at such dates and for such periods; (e) except as otherwise disclosed in writing to the Bank by the Borrower, since December 31, 2000, there has been no materially adverse change of any kind in the Borrower or any of its Subsidiaries which would have a Materially Adverse Effect; (f) there are no legal or other proceedings or investigations pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Material Adverse Effect; (g) the execution, delivery, performance of their respective obligations, and exercise of their respective rights under the Loan Documents by the Borrower and each Subsidiary to which each is a party, including borrowing under this Loan Agreement (i) do not require any Consents; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document, corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on any of them or affecting any of their respective property; (h) neither the Borrower nor any Subsidiary is in violation of (i) any Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, in a manner which would have a Materially Adverse Effect, or (iii) any Requirement of Law in a manner which would have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws; (i) other than SLC Subsidiary Corporation, the Borrower has no Subsidiaries and is not a party to any partnership or joint venture, (k) each fiscal year of the Borrower begins on January 1 of each calendar year and ends on December 31 of each calendar year; and (l) both before and immediately after giving effect to the transactions contemplated hereby, the Borrower and each of its Subsidiaries is and will be solvent on a going concern basis (after taking into account the value of all tangible and intangible assets, including without limitation goodwill, patents, trademarks, copyrights and other intellectual property), has assets (after taking into account the value of all tangible and intangible assets, including, without limitation, goodwill, patents, trademarks, copyrights and other intellectual property) having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital (including the Commitment) (i) for the conduct of its business and (ii) to pay its debts from time to time incurred in connection therewith as such debts mature.

      SECTION 12. CONDITIONS PRECEDENT. In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as the Bank may reasonably require at or prior to the time of executing this Loan Agreement, the obligation of the Bank to make any Loan to the Borrower hereunder is subject to the satisfaction of the following further conditions precedent: (a) each of the representations and warranties of the Borrower and the Guarantor to the Bank shall be true and correct in all material respects as of the time made or claimed to have been made; (b) no Default or Event of Default shall be continuing; (c) all proceedings in connection with the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Bank, and the Bank shall have received all information and documents as it may have reasonably requested; (d) the Bank shall have received the Chase Letter of Credit and the same shall not have been revoked, terminated or expired and (e) on or prior to the Closing Date the respective counsels to each of the Borrower and Guarantor shall have each provided an opinion letter to the Bank in form and substance satisfactory to the Bank.

      SECTION 13. COVENANTS. The Borrower agrees that as long as any Loan or the
Note is outstanding and until the termination of the Commitment and the payment and satisfaction in full of the Loans and all of the other Obligations, the Borrower will, and where applicable, will cause each of its Subsidiaries to comply with its obligations as set forth throughout this Loan Agreement and to:

            (a) furnish the Bank (i) as soon as available but in any event within ninety (90) days after the close of each fiscal year, its audited consolidated Financials for such fiscal year, accompanied by an unqualified opinion of the Borrower's accountants and (ii) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter, its unaudited consolidated Financials for such quarter, certified by its chief financial officer;

            (b) keep true and accurate books of account in accordance with GAAP and, upon reasonable prior notice and at reasonable intervals (unless a Default or an Event of Default shall be continuing, whereupon such notice shall not be required), to permit the Bank or its designated representatives (at the expense of the Borrower if a Default or Event of Default has occurred and is continuing and at the expense of the Bank at all other times), to inspect the Borrower's premises, activities, books and records, to examine and be advised as to such or other business records upon the request of the Bank and cause Borrower's officers and employees to give full cooperation and assistance in connection therewith;

            (c) maintain its corporate existence, business and assets, to keep its business and assets adequately insured, to maintain its chief executive office in the United States, to continue to engage in substantially the same lines of business or businesses related thereto, and to comply in all material respects with all Requirements of Law, including ERISA and Environmental Laws;

            (d) notify the Bank promptly in writing (i) of the occurrence of any Default or Event of Default, (ii) of any noncompliance with ERISA or any

Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) of any change of address or name of the Borrower or any of its Subsidiaries, (iv) of any threatened or pending litigation or similar proceeding affecting the Borrower or any of its Subsidiaries involving claims in excess of $500,000 in the aggregate or any material change in any such litigation or proceeding previously reported, or (v) of claims in excess of $500,000 in the aggregate against any assets or properties of the Borrower or any of its Subsidiaries encumbered in favor of the Bank;

            (e) use the proceeds of the Loans for working capital purposes, and not for the purchasing or carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224; and

            (f) cooperate with the Bank, take such action, execute such documents, and provide such information as the Bank may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

      SECTION 14. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("EVENTS OF DEFAULT") shall occur: (a) the Borrower shall fail to pay within five (5) days of when due and payable any principal of the Loans; (b) the Borrower shall fail to pay within thirty (30) days of when due and payable any interest on the Loans or any other sum due under any of the Loan Documents; (c) the Guarantor shall fail to comply with any term, covenant or condition set forth in its Guaranty; (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained in SECTIONS 13.1(a) and 13.1(d) through (f); (e) the Borrower or any of its Subsidiaries or the Guarantor shall fail to perform any other term, covenant or agreement contained in the Loan Documents within thirty (30) days after the Bank has given written notice of such failure to the Borrower; (f) any representation or warranty of the Borrower, any of its Subsidiaries or the Guarantor in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made; (g) the Borrower, any of its Subsidiaries or the Guarantor shall fail to pay when due or within any applicable period of grace any Indebtedness owing to the Bank or any affiliates of the Bank or any other Indebtedness for borrowed money to any other third party in an aggregate principal amount greater than $750,000; (h) any of the Loan Documents shall cease to be in full force and effect, (i) the Borrower, any of its Subsidiaries or the Guarantor (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law; (j) the Borrower, any of its Subsidiaries or the Guarantor shall be unable to pay debts as they mature; (k) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against the Borrower, any of its Subsidiaries or the Guarantor that, together with other outstanding claims and execution actions against the Borrower, such Subsidiary or the Guarantor, exceeds $750,000 in the aggregate; (l) Warburg Pincus shall at any time, legally or beneficially, own less than one hundred percent (100%) of the capital stock of the Guarantor; or (m) following the date hereof, any person or group of persons other than Warburg Pincus or Affiliates thereof (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who on the first day of such period were either (i) directors of the Borrower or (ii) the successors thereof duly appointed by a majority of the directors who were directors at the beginning of such period, shall cease to constitute a majority of the board of directors of the Borrower;

      THEN, or at any time thereafter:

      (1) In the case of any Event of Default under clause (i) or (j), the Commitment shall automatically terminate, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

      (2) In the case of any Event of Default other than (i) and (j), the Bank may, by written notice to the Borrower, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereof, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

      No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

      SECTION 15. SETOFF. Borrower hereby grants to Bank, a continuing lien, security interest right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower), Bank may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAVIED.

      SECTION 16. MISCELLANEOUS. The Borrower agrees to indemnify and hold harmless the Bank against all claims and losses of every kind arising out of the Loan Documents, including without limitation against those in respect of the application of Environmental Laws to the Borrower and its Subsidiaries; PROVIDED, however, Borrower shall not be obligated to indemnify the Bank from, and hold it harmless against, any such claims or losses arising out of the gross negligence or willful misconduct of the Bank. Borrower shall pay to the Bank promptly on demand all reasonable expenses of Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Bank's exercise, preservation or enforcement of any of its rights, remedies or options under this Loan Agreement or any of the other Loan Documents, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar reasonable professional fees or expenses, and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loans or any Collateral, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any Collateral. Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission or letter, and (ii) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days' written notice specified another address), and shall be deemed made or delivered, when dispatched or transmitted (in the case of facsimiles), left at that address, or five (5) days after being mailed, postage prepaid, to such address. This Loan Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder. This Loan Agreement may not be amended or waived except by a written instrument signed by the Borrower and the Bank, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Bank to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Loan Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Loan Agreement, together with all Exhibits and Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Loan Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Loan Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS LOAN AGREEMENT AND THE NOTE ARE CONTRACTS UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN. Bank may at any time pledge or assign all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Bank from its obligations under any of the loan documents. Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

      SECTION 17. JURY WAIVER. BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH

A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAVIED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS LOAN AGREEMENT AND MAKE THE LOANS.

      SECTION 18. PREJUDGMENT REMEDY WAIVER. THE BORROWER ACKNOWLEDGES THAT THE FINANCING EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES. THE BORROWER HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE BANK MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, THE BORROWER ACKNOWLEDGES THAT THE BANK'S ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT.
SECTION 52-278F, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE BANK ACKNOWLEDGES THE BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. THE BORROWER FURTHER WAIVES ITS RIGHTS TO REQUEST THAT BANK POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY BANK.

      SECTION 19. ASSIGNMENT; PARTICIPATION. Bank shall have the unrestricted right at any time or from time to time, and without Borrower's or any Guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and Borrower and each Guarantor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Bank shall deem necessary to effect the foregoing. In addition, at the request of Bank and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between Bank and such Assignee, and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. Borrower may furnish any information concerning Borrower in its possession from time to time to prospective Assignees, provided that Bank shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information. Bank shall also have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Bank's obligation to lend hereunder and/or any or all of the Loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder. Bank may furnish any information concerning Borrower in its possession from time to time to prospective Participants, provided that Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

      SECTION 20. CONFIDENTIALITY. The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any of its Subsidiaries under this Loan Agreement or any of other Loan Document, and the Bank shall not use any such information other than in connection with or in the administration or enforcement of this Loan Agreement and the other Loan Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, (ii) was or becomes available on a non-confidential basis from a source other than the Borrower; PROVIDED, that such source is not bound by a confidentiality agreement with the Borrower known to the officers of the Bank handling the transaction contemplated hereby; and PROVIDED, FURTHER, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any governmental authority or regulator to which the Bank is subject or in connection with an examination of the Bank by any such authority or regulator, (B) pursuant to subpoena or other court process, (C) when required to do so in accordance with the provisions of any applicable law, (D) to the extent reasonably required in connection with any litigation or proceeding to which the Bank may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (F) to the Bank's independent auditors, attorneys, accountants and other professional advisor, and (G) to any affiliate of the Bank provided that such Person agrees in writing to keep such information confidential to the same extent required of the Bank hereunder.

      SECTION 21. USURY. All agreements between Borrower and Guarantors and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Loan Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of this Loan Agreement to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower, Guarantors and Bank.

      IN WITNESS WHEREOF, the undersigned have duly executed this Loan Agreement as of the date first above written.

                                    SCIENTIFIC LEARNING CORPORATION


                                    By: /s/ Jane Freeman
                                       ---------------------------------
                                        Jane Freeman
                                        Its: Chief Financial Officer
                                        1995 University Avenue, Suite 400
                                        Berkeley, California 94704
                                        Attention:  Sheryle J. Bolton
                                        President and Chief Executive Officer
                                        Tel: (510) 665-9700
                                        Fax: (510) 665-1717



                                    FLEET NATIONAL BANK


                                    By: /s/ Garth Collins
                                       ---------------------------------------
                                        Garth Collins
                                        Its:  Senior Vice President
                                        157 Church Street
                                        New Haven, Connecticut 06510
                                        Tel: (203) 821-7094
                                        Fax: (203) 821-7311